Exhibit 10.1

WCI COMMUNITIES, INC.
AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT, dated effective as of [•], 2013 is between WCI COMMUNITIES, INC., a Delaware corporation (the “Company”), WCI Communities Management, LLC, a Delaware limited liability company (“WCI Management”), WCI Communities, LLC, a Delaware limited liability company (“WCI LLC”) and [NAME] (“Indemnitee”), and replaces in its entirety the Indemnification Agreement between the Company and Indemnitee dated [•] (the “Former Indemnification Agreement”).

RECITALS

A.                                The Company and Indemnitee entered into the Former Indemnification Agreement and the Company and Indemnitee now wish to amend and restate the Former Indemnification Agreement as provided herein.

B.                                 Indemnitee is a director or executive officer of the Company and in such capacity is performing valuable services for the Company.

C.                                 The Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the significant cost of such insurance and the periodic reduction in the coverage of such insurance.

D.                                The Company and Indemnitee further recognize the substantial increase in litigation subjecting directors and officers to expensive litigation risks at the same time such liability insurance is being severely limited.

E.                                  The Company has adopted the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) providing for the indemnification of the Company’s directors and officers to the fullest extent permitted by the laws of the State of Delaware.

F.                                   The Certificate and the Delaware General Corporation Law specifically provide that they are not exclusive, and they expressly contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification of such directors and officers.

G.                                The Board of Directors of the Company has determined that (1) it is essential to the best interests of the Company’s stockholders that the Company act to assure Indemnitee that there will be greater certainty of protection in the future, and that (2) it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify Indemnitee to the fullest extent permitted by applicable law, including Section 145 of the Delaware General Corporation Law, as in effect from time to time so that Indemnitee will continue to serve the Company free from undue concern that Indemnitee will not be so indemnified.

AGREEMENTS

1.                                    Definitions.  For purposes of this Agreement:

1.1                            “Board” means the Board of Directors of the Company.

1.2                            “Change in Control” means the occurrence of any of the following:  (1) an event or series of events by which any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and further excluding Stonehill Capital Management, LLC (together with its affiliates) and Monarch Alternative Capital LP (together with its affiliates), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of 40% or more of the outstanding shares of common stock of the Company at a time at which Stonehill and Monarch collectively own less than 40% of the outstanding shares of common stock of the Company; (2) there is consummated a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or (4) there is consummated a sale of all or substantially all assets of the Company and its Subsidiaries (taken as a whole), other than a sale or disposition of all or substantially all assets of the Company and its Subsidiaries to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

1.3                            “Damages” means any and all losses, claims, damages, liabilities or Expenses, including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other Expenses incurred in connection with a Proceeding (including all interest, assessments and other charges paid or payable in connection with or in respect of such Damages).

1.4                            “DGCL” means the Delaware General Corporation Law.

1.5                            “Disinterested Directors” means those directors of the Company who are not and were not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.

1.6                            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.7                            “Expense Advance” means the advance by the Company of Expenses incurred by Indemnitee in any Proceeding, as such Expenses are incurred, and in advance of such Proceeding’s final disposition.

1.8                            “Expenses” include all reasonable costs, expenses, fees, charges and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding or establishing or enforcing a right to indemnification under this Agreement.

1.9                            “Independent Counsel” means an attorney, a law firm, or a member of a law firm who (or which) is experienced in legal matters relating to indemnification of directors and officers and at the time retained neither then is, nor in the prior five years has been, retained to represent:  (i) the Company or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

1.10                    “Potential Change of Control” shall be deemed to have occurred if (i) the Company enters into an agreement the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider making actions which if consummated would constitute a Change in Control, or (iii) the Board of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

1.11                    “Proceeding” means any event or occurrence and any completed, actual, pending or threatened action, suit, claim or proceeding (including any arbitration or alternative dispute resolution proceeding), whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) and whether formal or informal, in which Indemnitee is, was or becomes involved (including as a witness) by reason of the fact that Indemnitee is or was a director, or officer, of the Company or any of its subsidiaries or that Indemnitee is or was serving at the request of the Company as a director or officer, of another corporation or as a manager/member of a limited liability company or as a partner, trustee or agent of a partnership joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action (or inaction) by Indemnitee in an official capacity as such director, officer/manager/member, partner, trustee or agent or in any other capacity while serving as a director, officer/manager/member, partner, trustee or agent; provided, however, that, except with respect to an action to enforce the provisions of this Agreement, prior to a Change of Control, “Proceeding” shall not include any action, suit, claim or proceeding including any counter claim, cross claim or third-party claim instituted by or at the direction of Indemnitee.

1.12                    “SEC” means the Securities and Exchange Commission.

2.                                    Agreement to Serve.  Subject to any other obligations imposed on either of the parties by contract or by law, and with the understanding that this Agreement is not intended to confer employment rights on either party which they did not possess on the date of its execution, Indemnitee agrees to serve as a director or officer so long as he or she is duly appointed or elected and qualified in accordance with the applicable provisions of the Certificate and Bylaws of the Company or any subsidiary of the Company and until such time as he or she resigns or fails to stand for election or until his or her employment terminates.  Indemnitee may from time to time also perform other services at the request, or for the convenience of, or otherwise benefiting the Company.  Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.  For sake of clarity, in the event of such resignation or removal, this Agreement shall survive according to its terms.

3.                                    Indemnity Of Indemnitee.

3.1                            Scope.  The Company hereby agrees to indemnify Indemnitee and to hold Indemnitee free and harmless from any and all Damages in connection with any Proceeding, to the fullest extent permitted by law, notwithstanding that the basis for such indemnification is not specifically enumerated in this Agreement, the Certificate, the DGCL, any other statute or otherwise.  In the event of any change, after the date of this Agreement, in any applicable law, the DGCL or rule regarding the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such change, to the extent it would expand Indemnitee’s rights hereunder, shall be included within Indemnitee’s rights and the Company’s obligations hereunder, and, to the extent it would narrow Indemnitee’s rights or the Company’s obligations hereunder, shall be excluded from this Agreement; provided, however, that any change required by applicable laws, the DGCL, any statute, rule or regulation which is fully and finally determined by a court of competent jurisdiction to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee’s rights or the Company’s obligations hereunder.

3.2                            Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate, any agreement, any vote of stockholders or Disinterested Directors, the DGCL or otherwise, whether as to action in Indemnitee’s official capacity or otherwise.

3.3                            Procedure For Notification and Determination of Entitlement To Indemnification.

(a)                               Submission of Request For Indemnification.  Indemnitee shall promptly notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement hereunder following the receipt by Indemnitee of written notice thereof. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such action, suit or proceeding. Any delay or failure by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay or failure in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)                              Presumption of Right to Indemnification.  In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 3.3(a) of this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.  Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(c)                               Entitlement to Indemnification. Subject to Section 3.3(d), if the person, persons or entity making a determination with respect to indemnification under Section 3.3(b) shall not have made a determination within thirty (30) days after the conclusion of the Proceeding for which Indemnification is requested the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if (i) the determination is to be made by Independent Counsel and Indemnitee objects to the Company’s selection of Independent Counsel and (ii) the Independent Counsel ultimately selected requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(d)                             Determination of Right.  Upon written request by Indemnitee for indemnification, such determination shall be made:

(i)                                  if a Change in Control shall have occurred, by Independent Counsel, unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case such determination shall be made in the manner provided for in clause (ii) of this Section 3.3(d), provided, however, that if such determination shall have been made by Independent Counsel, a copy of such written opinion shall be delivered to Indemnitee; or

(ii)                              if a Change of Control shall not have occurred, (A) by the Board by a majority vote of Disinterested Directors (even though less than a quorum) or (B) if such Disinterested Directors so direct, either (x) by a committee of Disinterested Directors, (y) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (z) by the stockholders of the Company, as determined by such quorum of Disinterested Directors, or a quorum of the Board, as the case may be.

In either case, such determination shall be made within thirty (30) days of Indemnitee’s request for indemnification.  The cost of any solicitation of the stockholders by the Company to obtain a determination under this Section 3.3 shall be paid by the Company.  The Company may, at its option and pursuant to the determination under this Section 3.3(d), defer a decision on whether Indemnitee is entitled to indemnification or the amount of indemnification to which Indemnitee is entitled, if it believes, in good faith, that additional progress in the Proceeding is necessary before such final determination is made, provided that the Company provides Indemnification to the extent of Expense Advances, subject to Section 4.2, during such time as it defers such determination.

(e)                               Payment; Cooperation.  If Indemnitee is entitled to Indemnification pursuant to Section 3.3(c) or pursuant to a determination under Section 3.3(d), payment to Indemnitee shall be made within thirty (30) days after entitlement or a determination of entitlement, as the case may be.  Payment of Expense Advances pending any final determination of entitlement shall be made in each case within fifteen (15) days of request therefor.  Indemnitee shall cooperate with the person, persons or entity making any determination if such determination is required under Section 3.3(d), including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(f)                                Selection of Independent Counsel.  If Independent Counsel is required pursuant to Section 3.3(d), such Independent Counsel shall be selected as follows:  (i) if a Change of Control shall not have occurred, Independent Counsel shall be selected by the Board and approved by the Indemnitee, the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event (i) shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected.  In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of Independent Counsel as defined herein and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent counsel and/or for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel.  The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and Expenses incident to the procedures of this Section, regardless of the manner in which such Independent Counsel was selected or appointed.

3.4       Contribution/Partial Indemnification.

(a)        If the indemnification provided under Section 3.1 is unavailable by reason of a court decision, based on grounds other than any of those set forth in paragraphs (b) through (d) of Section 6.1, then, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Damages (including attorneys’ fees) actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other from the transaction from which such Proceeding arose and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such Damages as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Damages.  The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

(b)        If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion, but not all, of the Damages, the Company shall nevertheless indemnity Indemnitee for the portion thereof to which Indemnitee is entitled.

3.5       Survival.  The indemnification and contribution provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to serve the Company or at the request of the Company, and shall continue so long as Indemnitee shall be subject to any possible Proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity at the request of the Company.

4.         Expense Advances.

4.1       Generally.  The right to indemnification conferred by Section 3.1 shall include the right to Expense Advances.  Unless and until a determination shall have been made under applicable law or pursuant to Section 3.3(d) that Indemnitee is not entitled to indemnification hereunder, then, subject to Section 4.2, the Company shall provide Expense Advances for Expenses reasonably incurred by Indemnitee in connection with any Proceeding, to the extent not prohibited by law, pending final resolution of the Proceeding which gave rise to the request for Indemnification.  Payment of such Expense Advances shall be made within thirty (30) days of the Company’s receipt of request therefor.  Expense Advances shall be unsecured and interest free. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  Advances shall include any and all Expenses reasonably incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed.  This Section 4 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6. To the extent permitted under applicable law and prior to the completion of any Proceeding, if a determination shall have been made that Indemnitee is not entitled to indemnification hereunder and, notwithstanding such determination, Indemnitee commences an Enforcement Action to enforce his right to indemnification hereunder, the Company shall provide Expense Advances pending resolution of such Enforcement Action.

4.2       Conditions To Expense Advances.  The Company’s obligation to provide Expense Advances is subject to the following conditions:

(a)        Undertaking.  If the Proceeding arose in connection with Indemnitee’s service as a director or officer of the Company, then Indemnitee or Indemnitee’s representative shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that Indemnitee is not entitled to be indemnified by the Company.

(b)        Cooperation.  Indemnitee shall give the Company such information and cooperation in the defense of any Proceeding as the Company may reasonably request and as shall be within Indemnitee’s power.

4.3       Payment of Expense Advances.  Upon request from the Company, WCI Management and WCI LLC shall provide the funds for the Company to provide any Expense Advances in accordance with the provisions of this Section 4.  If the Company does not provide all validly requested Expense Advances, Indemnitee may seek payment of Expense Advances from WCI Management and/or WCI LLC, in which case WCI Management and/or WCI LLC shall provide the Expenses Advances on behalf of the Company.

5.         Procedures For Enforcement.

5.1       Enforcement.  In the event that any claim for advancement is made hereunder and is not paid in full within sixty (60) days after submission of such Expenses to the Company, that a determination is made that Indemnitee is not entitled to indemnification, or that any payment to Indemnitee is not made as required by Section 3.3(e),  Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an “Enforcement Action”).

5.2       Presumptions In Enforcement Action.  In any Enforcement Action, the following presumptions (and limitation on presumptions) shall apply:

(a)        Inducement.  The Company expressly affirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereunder to induce Indemnitee to become or to continue as a director or officer of the Company;

(b)        No Presumption From Determination.  Neither (i) the failure of the Company (including the Board, Independent Counsel or the Company’s stockholders) to have made a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances; (ii) an actual determination by the Company, the Board, Independent Counsel or stockholders that Indemnitee is not entitled to indemnification; or (iii) a deferral by the Company of a decision on indemnification under

Section 3.3(d) shall be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

(c)        Controlled Subsidiaries.  If Indemnitee is or was serving as a director or officer of an entity of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or in a management capacity in a partnership, limited liability company, joint venture, trust or other enterprise of which the Company or a wholly owned subsidiary of the Company is a general partner or has a majority ownership, then Indemnitee shall conclusively be deemed to be serving in such capacity at the Company’s request.

5.3       Attorneys’ Fees And Expenses For Enforcement Action.  In the event Indemnitee is required to bring an Enforcement Action, the Company shall pay all of Indemnitee’s fees and Expenses in bringing and pursuing the Enforcement Action (including attorneys’ fees at any stage, including on appeal); provided, however, that the Company shall not be required to provide such payment for such attorneys’ fees or Expenses if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Enforcement Action was not made in good faith.

5.4       Indemnitee Not Required to Pursue Other Remedies.  Indemnitee shall not be required to exercise any rights against any other parties (such as under any insurance policy purchased by the Company, Indemnitee or any other person or entity) before Indemnitee enforces this Agreement.  However, to the extent the Company actually indemnifies Indemnitee or advances Expenses, the Company shall be entitled to enforce any such rights which Indemnitee may have against third parties.  Indemnitee shall assist the Company in enforcing those rights if the Company pays Indemnitee’s reasonable costs and Expenses of doing so.

6.         Limitations On Indemnity; Mutual Acknowledgment.

6.1       Limitations On Indemnity.  No indemnity pursuant to this Agreement shall be provided by the Company:

(a)        Short-Swing Profits and Disgorgement.  For any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(b)        Paid By Insurance.  For Damages that have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company;

(c)        Unlawful Payments.  With respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(d)       Unlawful Conduct.  On account of Indemnitee’s conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the DGCL or a transaction from which Indemnitee derived an improper personal benefit; or

(e)        Court Determination.  If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

6.2       SEC Undertaking.  Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the SEC to submit in certain circumstances the question of indemnification to a court for a determination of the Company’s right under public policy to indemnify Indemnitee and Indemnitee agrees that in such event, the Company shall not be required to make any payment hereunder unless and until such matter shall have been so determined.

7.         Notification And Defense Of Claim.

7.1       Notification.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not, however, relieve the Company from any liability which it may have to Indemnitee under this Agreement unless and only to the extent that such omission can be shown to have materially prejudiced the Company’s position.

7.2       Defense Of Claim.  With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company may participate therein at its own expense or the Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal or other Expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company (or any other person or persons included in the joint defense) and Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the Company’s expense.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of this Section 7.2.

7.3       Settlement By Indemnitee.  The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent.

7.4       Settlement By Company.  The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.

7.5       Withholding Consent to Settlement.  Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement, provided that Indemnitee may withhold consent to any settlement that does not provide a complete release of Indemnitee.

8.         Directors’ and Officers’ Liability Insurance.

8.1       Insurance Not Required.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of the coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by any entity who Indemnitee was serving at the request of the Company.

8.2       Notice To Insurers.  If, at the time the Company becomes aware of any claim which may give rise to an obligation to indemnify Indemnitee hereunder, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

9.         General.

9.1       Notices.  All notices, claims and other communications hereunder shall be in writing and made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), facsimile or overnight air courier guaranteeing next-day delivery:

If to the Company, to:

WCI Communities, Inc.

24301 Walden Center Dr.

Bonita Springs, FL 34134

Attn:  General Counsel

Fax:  (239) 498-8277

If to Indemnitee, to such notice address specified on the signature page hereto;

or to such other address as either party may from time to time furnish to the other party by a notice given in accordance with the provisions of this Section 9.1.  Communications shall be deemed to have been duly given if (i) personally delivered, at the time delivered, (ii) mailed, five (5) days after deposited in the mails, registered or certified mail, postage prepaid, (iii) sent by facsimile transmission, upon confirmation of receipt, and (iv) sent by any other means, upon receipt.

9.2       Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or to fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable, and if this Agreement or any portion hereof is held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.3       Choice of Law.  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware applicable to agreements entered into and to be fully performed therein.

9.4       Successors and Assigns.  This Agreement shall be binding on Indemnitee and on the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase or consolidation, any direct or indirect transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, personal representatives and assigns and to the benefit of the Company and its successors and assigns.  The Company shall not effect any sale of substantially all of its assets, merger, consolidation or other reorganization in which it is not the surviving entity, unless the surviving entity agrees in writing to assume all such obligations of the Company under this Agreement.

9.5       Amendments.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

9.6       Headings.  The headings are included in this Agreement for convenience and shall not be held in interpreting the provisions of this Agreement.

9.7       Deposit of Funds.  In the Event of a Potential Change of Control, Liquidation or Bankruptcy.

(a)        Timing and Amounts.  In the event of a Potential Change of Control or in the event that the Company decides to voluntarily dissolve or to file a voluntary petition for relief under applicable bankruptcy, moratorium or similar laws (collectively referred to herein as a

“Bankruptcy”), then not later than two (2) business days following a written request by Indemnitee or, if earlier, ten (10) days prior to such Bankruptcy, the Company shall deposit in trust (the “Trust”) for the exclusive benefit of Indemnitee a cash amount equal to the sum of (i) any and all amounts previously authorized to be paid to Indemnitee hereunder, but unpaid as of such date and (ii) any and all amounts reasonably anticipated to be incurred by Indemnitee in the defense of such Proceeding and (iii) the maximum amount which the Company could reasonably be expected to incur, in addition to the amounts in clauses (ii) and (iii) of Section 9.7(a) in settlement of or payment of a judgment in such Proceeding on behalf of Indemnitee, including all fines, penalties, interest, settlement and other amounts, less the amount of insurance available to pay such amounts and for which the issuer of such insurance has not made a reservation of right.  The terms of the Trust shall provide that, upon a Change in Control or Bankruptcy, (w) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (x) the trustee of the Trust (the “Trustee”) shall, subject to Section 4.2, advance to Indemnitee, within ten (10) days of a request by Indemnitee, any and all Expense Advances (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under Section 4.2(a)), (y) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, and (z) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise.  Nothing in Section 9.7 shall relieve the Company of any of its obligations under this Agreement, the Certificate, any agreement now or hereafter in effect, any vote of stockholders or Disinterested Directors, or the DGCL.

(b)        Deposit in Escrow.  The amounts deposited in Trust shall be deposited by the Company with the Trustee which shall be a national bank or Trust company selected by the Indemnitee, with the consent of the Company, which consent the Company shall not unreasonably withhold, and shall be subject to an escrow agreement in customary form.  The cost of the Trust shall be a cost of the Company, and the estimated amount of such cost shall also be deposited by the Company in the Trust.

(c)        Determination of Amount.  The amounts to be deposited pursuant to clauses (ii) and (iii) of Section 9.7(a) shall be determined by agreement between the Company and Indemnitee.  If the Indemnitee and the Company cannot agree on the amounts to be deposited pursuant to clauses (ii) and (iii), then such amounts shall be determined by the Company’s independent accountants, or, if such determination would compromise such accountants’ independence, another nationally recognized accounting firm, considering the amount which such accountants believe the Company should reserve pursuant to generally accepted accounting principles to cover such liability if (x) an unfavorable outcome in such Proceeding were likely, and (y) the Company were obligated to pay the full cost of any liability resulting from such Proceeding, including defense costs.  Pending any such determination, if at the time for such deposit, the amount of insurance maintained by the Company to cover the Indemnitee’s and/or the Company’s liability which could result from such Proceeding is less than the highest amount of such coverage maintained by the Company at any time between the date hereof and the date of such deposit (such difference is the “Insurance Reduction”), the Company shall deposit an amount not less than the Insurance Reduction into the Trust.

(d)       Return of Unused Amounts to the Company.  Any amounts deposited in the escrow which are no longer required for the purposes intended by this Section 9.7 shall be returned to the Company, provided however, that amounts shall only be deemed to no longer be required when the Proceeding shall have been settled, or when it shall have been finally determined by a court of competent jurisdiction.

9.8       Presumption.  For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard or conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.

9.9       Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

9.10     Gender.  All pronouns contained herein and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

9.11     Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

9.12     Limitations Period.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two year period; provided, however, that if any shorter period of limitation is otherwise applicable to any such cause of action such shorter period shall govern.

9.13     Assumption of Liability by the Company.  If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, the Company shall indemnify Indemnitee’s estate and his or her spouse, heirs, administrators and executors against, and the Company shall, and does hereby agree to assume, any and all Expenses, penalties and fines actually and reasonably incurred by or for Indemnitee or his or her estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding.  Further, when requested in writing by the spouse of Indemnitee, and/or the heirs, executors and administrators of Indemnitee’s estate, the Company shall provide appropriate evidence of the Company’s agreement set out herein, to indemnify Indemnitee against, and to itself assume, such costs, liabilities and Expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE:	WCI COMMUNITIES, INC.
a Delaware corporation

By:
[NAME]	[NAME]
[ADDRESS]	[ADDRESS]

WCI COMMUNITIES MANAGEMENT, LLC
a Delaware limited liability company

By:
[NAME]
[ADDRESS]

WCI COMMUNITIES, LLC
a Delaware limited liability company

By:
[NAME]
[ADDRESS]